OPINION OF SUSAN A. THOMSON

January 8, 1998

The Directors and Stockholders
Metropolitan Mortgage & Securities Co., Inc.
929 West Sprague Avenue
Spokane, WA  99201

Gentlemen:

      I have acted as counsel to you in connection with the proceedings for the authorization and issuance of $100,000,000 principal amount of Investment Debentures, Series III of the Company and the preparation of a Registration Statement (Form S-2) under the Securities Act of 1933, as amended, which you have filed with the Securities and Exchange Commission with respect to the Debentures. (SEC Registration No._______________).

      I have examined the Registration Statement referred to above and such documents and records of the Company and other documents as I have deemed necessary for the purpose of this opinion.

      Based upon the foregoing, I am of the opinion that upon the happening of the following events,

      (a) due action by the Board of Directors of the Company authorizing the issuance and sale of the Debentures pursuant to the Indenture dated as of July 6, 1979, between the Company and Seattle-First National Bank, as Trustee, as amended and supplemented by a First Supplemental Indenture dated as of October 3, 1980, and a Second Supplemental Indenture dated as of December 12, 1984, and with First Trust National Association as successor Trustee as of March 8, 1996, and a Third Supplemental Indenture dated as of December 31, 1997 (the "Indenture");

      (b)   the Registration Statement referred to above becoming effective;

      (c) compliance with the terms and conditions of the Indenture with respect to the creation, authentication and delivery of the Debentures, the due execution by

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       the Company and authentication and delivery by the Trustee of the
            Debentures, and the sale thereof by the Company as contemplated in the Registration Statement and in accordance with the above-mentioned corporate and governmental authorizations,

      The Debentures will constitute in the hands of the holders thereof valid, binding and legal outstanding obligations of the Company, in accordance with their terms, subject to applicable bankruptcy and insolvency laws.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Prospectus under the caption "Legal Opinion."

                                          Sincerely,

                                          /s/ SUSAN A. THOMSON

                                          Susan A. Thomson
                                          Assistant Corporate Counsel